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Exhibit 99.1

KENNEDY-WILSON, INC. AND PROSPECT ACQUISITION CORP. ANNOUNCE
EXECUTION OF DEFINITIVE MERGER AGREEMENT

        Kennedy-Wilson, Inc. ("Kennedy Wilson") (KWIC.PK), a vertically-integrated real estate investment and services company headquartered in Beverly Hills, CA, with 21 offices throughout the U.S. and Japan, and Prospect Acquisition Corp. ("Prospect") (NYSE Amex: PAX), a special purpose acquisition company with approximately $248 million of cash, today announced that they have signed a definitive agreement under which they plan to combine. The proceeds of the transaction will enable Kennedy Wilson to seek to capitalize on distressed real estate acquisition opportunities and to fund the growth of its auction and property management businesses.

        Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor and manager of real estate investments in the United States and Japan. Kennedy Wilson has a long track record of capitalizing on off-market real estate opportunities. The transaction has been unanimously approved by the Boards of Directors of Prospect and Kennedy Wilson. Following completion of the transaction, Prospect will change its name to Kennedy-Wilson Holdings Inc. The closing of the transaction is subject to Prospect and Kennedy Wilson receiving stockholder approval of the transaction and to other customary closing conditions, including regulatory approvals.

        In 2008, Kennedy Wilson raised approximately $83 million of capital through convertible equity and debt securities issued to investors including the Guardian Life Insurance Company of America, the Royce Funds, affiliates of the LeFrak Organization and Elkhorn Partners. Those investments together with this transaction will substantially add to the liquidity and capital base of Kennedy Wilson.

        "This merger will allow us to significantly enhance our resources, capabilities and momentum in the real estate investment management space," said William J. McMorrow, Kennedy Wilson Chairman and Chief Executive Officer. "Within our core markets, significant opportunities are emerging, particularly in the residential, multifamily and office sectors, which we expect to take advantage of with the consummation of this transaction."

        Currently, over $1 trillion of commercial real estate loans will reach maturity in the next five years, the majority of which were originated in the past five years. (Source: Intex, Mortgage Bankers Association and Federal Reserve) Additionally, in the State of California alone, Kennedy Wilson believes that there are approximately 450 condominium projects with more than 37,000 unsold units, worth in excess of $10 billion, that are currently being marketed by developers and/or lenders. These looming debt maturities and the expected re-pricing of real estate assets present a compelling opportunity for well-capitalized investors.

        In concert with its investment platform and with a strategic focus on financial institutions, Kennedy Wilson offers a comprehensive array of real estate services including property and asset management, brokerage and auction services, as well as construction and trust management. Based on its proprietary relationships and successful history of investing in and harvesting real estate assets through various cycles, Kennedy Wilson believes it is uniquely positioned to capitalize on the current distressed opportunities.

        "Given the dislocation in the financial markets, those investors with sufficient equity capital and investment prowess will emerge as the successful real estate companies of the future" said McMorrow. "I believe that now is the time to begin taking advantage of some of the best real estate buying opportunities that I have seen in my lifetime."

        "We believe that Prospect's capital will allow Kennedy Wilson to accelerate the growth it has already experienced in its businesses," said David A. Minella, Chairman and Chief Executive Officer of Prospect. "We believe Kennedy Wilson should be able to expand its market presence and aggressively pursue deal opportunities in its burgeoning pipeline," said Minella.

The Transaction

        Under the terms of the transaction, the business combination between Kennedy Wilson and Prospect will be accomplished through the merger of a newly formed, wholly-owned subsidiary of Prospect with and into Kennedy Wilson. Kennedy Wilson, whose management currently owns a majority of the outstanding Kennedy Wilson shares and who will be exchanging all of those shares for shares in the combined company, will continue as the surviving entity in the merger and as a wholly-owned subsidiary of Prospect. The merger is expected to close by November 14, 2009.

        Prospect will issue the following:

  •
  26.0 million shares of Prospect common stock to the current holders of common stock and preferred stock of Kennedy Wilson; and

  •
  4.0 million restricted shares of Prospect common stock to Kennedy Wilson senior management as an incentive and retention tool which will vest over a three-year period.

        It is a condition to closing of the transaction that the holders of the outstanding warrants of Prospect agree to amend the Warrant Agreement governing their warrants such that, at the closing, the holder of each warrant must choose one of the following: (i) to have the warrant redeemed and retired by Prospect for $0.55 in cash per warrant or (ii) to amend the terms of the warrant to extend the warrant termination date to 2013 from 2012, increase the warrant exercise price to $12.50 from $7.50, and increase the redemption price to $19.50 from $14.50. At least one-half of the warrants must be redeemed for cash.

        As part of the transaction, Prospect founders have agreed to forfeit 2.575 million founders shares and will continue to be subject to a one year lock-up on their remaining founders shares. In addition, Kennedy Wilson senior management has agreed to a 100% lock-up of shares of Prospect common stock they receive as merger consideration for 90 days and a 90% lock-up of those shares for one year.

        Deutsche Bank Securities Inc. and Berkshire Capital Securities LLC are acting as financial advisors to Kennedy Wilson on this transaction. Citigroup Global Markets Inc. and De Guardiola Advisors are acting as financial advisors to Prospect on this transaction.

About Kennedy-Wilson Inc.

        Founded in 1977, Kennedy Wilson is a vertically-integrated real estate investment and services company headquartered in Beverly Hills, CA with 21 offices in the U.S. and Japan. The company offers a comprehensive array of real estate services including property and asset management, brokerage and auction services, and construction and trust management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor and manager of real estate investments in the United States and Japan.

        Kennedy Wilson's management team has acquired, developed and managed more than $15 billion of real estate. The senior management team has worked together on average for over a decade and has an average of over 25 years of real estate experience.

        For further information on Kennedy Wilson, please visit www.kennedywilson.com.

About Prospect Acquisition Corp.

        Prospect is a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets, which it refers to as its initial business combination, in the financial services industry, which includes investment management firms.

Conference Call Information

Monday, September 14th at 11a.m. EDT

Participant Dial-In Numbers:
US/Canada Dial-in #: (877) 729-0988
Int'l/Local Dial-in #: (706) 758-0552
Conference ID: 29701767

Where to Find Additional Information

        Prospect intends to file with the SEC a registration statement, which will contain a prospectus relating to the securities Prospect intends to issue in the proposed Merger, and a preliminary proxy statement in connection with the proposed Merger and to mail a definitive proxy statement and other relevant documents to Prospect stockholders. Stockholders of Prospect and other interested persons are advised to read, when available, Prospect's preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Prospect's solicitation of proxies for the special meeting to be held to approve the Merger because these proxy statements will contain important information about Kennedy Wilson, Prospect and the proposed Merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Prospect Acquisition Corp., 9130 Galleria Court, Suite 318, Naples, FL 34109, telephone (239) 254-4481.

        Prospect and its directors and officers may be deemed participants in the solicitation of proxies from Prospect's stockholders. A list of the names of those directors and officers and descriptions of their interests in Prospect is contained in Prospect's prospectus dated November 14, 2007, which is filed with the SEC, and will also be contained in Prospect's proxy statement when it becomes available. Prospect's stockholders may obtain additional information about the interests of its directors and officers in the Merger by reading Prospect' proxy statement when it becomes available.

Cautionary Statements Regarding Forward-Looking Statements

        Certain statements in this press release regarding the proposed Merger between Prospect and Kennedy Wilson and any other statements relating to future results, strategy and plans of Kennedy Wilson and Prospect (including certain projections and business trends, and statements which may be identified by the use of the words "may", "intend", "expect" and like words) constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For Kennedy Wilson, these risks and uncertainties include, but are not limited to its revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, fluctuations in customer demand, the result of future financing efforts and its dependence on key personnel. For Prospect, factors include, but are not limited to: the successful combination of Prospect with Kennedy Wilson's business, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals and to successfully close the transaction. Additional information on these and other factors that may cause actual results and Prospect's performance to differ materially is included in Prospect's periodic reports filed with the SEC, including but not limited to Prospect's Form 10-K for the year ended December 31, 2008 and subsequent Forms 10-Q. Copies may be obtained by contacting Prospect or the SEC. Prospect cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and Prospect undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Kennedy-Wilson, Inc.
Donald J. Herrema
Executive Vice Chairman, CEO of KW Capital Markets
212-355-1550

Prospect Acquisition Corp.
James J. Cahill
Chief Financial Officer
239-254-4481

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  Exhibit 99.1
KENNEDY-WILSON, INC. AND PROSPECT ACQUISITION CORP. ANNOUNCE EXECUTION OF DEFINITIVE MERGER AGREEMENT